Exhibit 99.1

Nephros, Inc. 41 Grand Ave River Edge, NJ 07661 T: 201. 343. 5202 F: 201. 343. 5207 www.nephros.com

PRESS RELEASE

Nephros Appoints Paul A. Mieyal as Acting Chief Executive Officer and Daron Evans as Chairman of the Board of Directors

RIVER EDGE, N.J.--(BUSINESS WIRE) January 7, 2015 -- Nephros, Inc. (OTCQB:NEPH), a commercial stage medical device company that develops and sells high performance liquid purification ultrafilters and an on-line mid-dilution hemodiafiltration system for use with a hemodialysis machine for the treatment of chronic renal failure patients, today announced that the Company's Board of Directors has appointed Paul A. Mieyal, Ph.D. to assume the role of Acting President, Acting Chief Executive Officer, and Acting Chief Financial Officer. Dr. Mieyal succeeds John C. Houghton who has served as Nephros’ President and Chief Executive Officer since 2012 and as Acting Chief Financial Officer since June 2013. Additionally, Daron Evans has been appointed Chairman of the Board of Directors. Mr. Evans will continue to serve as Chairman of the Audit Committee.

“During Paul’s prior tenure as acting CEO, Nephros obtained FDA 510k clearance for the company’s H2H hemodiafiltration system, and he was instrumental in negotiating strategic agreements with Medica SpA and Bellco S.r.l.,” said Mr. Evans. “As Chairman, I look forward to working directly with Paul, the management team and my fellow board members to create value for Nephros shareholders.”

“Nephros has a robust and differentiated portfolio with third-party validation that our HydraGuard filter meets the U.S. Army’s stringent P248 standard, market enthusiasm for our NanoGuard products in commercial applications, and FDA clearances for our medical products in hospitals and dialysis clinics,” said Dr. Mieyal. “I am excited to work with the Nephros team again in an operational role. We have a successful history of achieving goals together, and we believe that we presently have a range of opportunities to capitalize on market dynamics and strategic relationships to grow product sales and progress toward profitability.”

About Daron Evans

Mr. Evans was appointed to the Board of Directors in 2013. Mr. Evans is a life sciences executive with over 20 years of financial leadership and operational experience. Mr. Evans is currently the Managing Director of PoC Capital, an operational consulting and software development firm, a Director on the Board of Zumbro Discovery, an early stage company developing a novel therapy for resistant hypertension, and a Director on the Board of Designtra, an architectural products e-commerce market place. Mr. Evans was most recently Chief Financial Officer of Nile Therapeutics, Inc., from 2007 until its merger with Capricor, Inc. in November 2013. From 2004 to 2007, he held various roles at Vistakon, Inc. and Scios, Inc., both divisions of Johnson & Johnson Corp. Mr. Evans was a co-founder and President of Applied Neuronal Network Dynamics, Inc. from 2002 to 2004. From 1995 to 2002, Mr. Evans served in various roles at consulting firms Arthur D. Little and Booz Allen & Hamilton. Mr. Evans is the author of four U.S. patents. Mr. Evans received his Bachelor of Science in Chemical Engineering from Rice University, his Master of Science in Biomedical Engineering from a joint program at the University of Texas at Arlington and Southwestern Medical School and his MBA from the Fuqua School of Business at Duke University.

About Paul A. Mieyal

Dr. Mieyal was appointed to the Board of Directors in 2007. From April 2010 to May 2012, Dr. Mieyal served as acting Chief Executive Officer of Nephros. Dr. Mieyal is a Vice President and the Director of Life Sciences Investments of Wexford Capital LP. From 2000 to 2006, he was Vice President in charge of health care investments for Wechsler & Co., Inc. a private investment firm and registered broker dealer. Dr. Mieyal serves as director of several private companies. Dr. Mieyal received his Ph.D. in pharmacology from New York Medical College, his B.A. in chemistry and psychology from Case Western Reserve University, and is a Chartered Financial Analyst.

About Nephros, Inc.

Nephros is a commercial stage medical device company that develops and sells high performance liquid purification filters. Our filters, which we call ultrafilters, are primarily used in dialysis centers for the removal of biological contaminants from water, bicarbonate concentrate and/or blood.

We were founded in 1997 by healthcare professionals affiliated with Columbia University Medical Center/New York-Presbyterian Hospital to develop and commercialize an alternative method to hemodialysis (HD). We have extended our filtration technologies to meet the demand for liquid purification in other areas, in particular water purification.

Presently, we offer ultrafilters for sale to customers in five markets:

•	Dialysis Centers - Water/Bicarbonate: Filtration of water or bicarbonate concentrate used in hemodialysis devices

•	Dialysis Centers - Blood: Treatment of patients with chronic renal failure using the OLPūr H2H Hemodiafiltration (“HDF”) Module in conjunction with a UF controlled hemodialysis machine and its accessories, the H2H Module accessories, appropriately prepared water and ultrapure dialysate for hemodialysis and the OLPūr MD 220 Hemodiafilter

•	Hospitals and Other Healthcare Facilities: Filtration of water to be used for patient washing and drinking as an aid in infection control. The filters also produce water that is suitable for wound cleansing, cleaning of equipment used in medical procedures and washing of surgeon’s hands

•	Military and Outdoor Recreation: Highly compact, individual water purification devices used by soldiers and backpackers to produce drinking water in the field

•	Commercial Facilities: Filtration of water for washing and drinking including use in ice machines and soda fountains

For more information about Nephros, please visit the company’s website at www.nephros.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” Such statements include statements regarding the efficacy and intended use of our technologies and products, our ability to bring such products to market, and other statements that are not historical facts, including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond our control. Actual results may differ materially from the expectations contained in the forward-looking statements. Factors that may cause such differences include, but are not limited to, the risks that: (i) we may not be able to continue as a going concern; (ii) we may not be able to obtain funding if and when needed or on terms favorable to us in order to continue operations and successfully implement our business plan; (iii) we face significant challenges in obtaining market acceptance of our products and sales growth in key geographic areas, which could adversely affect our potential sales and revenues; and (iv) we may encounter problems with our suppliers, manufacturers and distributors. More detailed information about us and the risk factors that may affect the realization of forward-looking statements, including the forward-looking statements contained in this press release, is set forth in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and our other periodic reports filed with the SEC. We urge investors and security holders to read those documents free of charge at the SEC’s website at www.sec.gov. We do not undertake to publicly update or revise our forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Investor Contact:

Kirin M. Smith, Chief Operating Officer

PCG Advisory Group

Direct: 646.863.6519

www.pcgadvisory.com